UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19800 MacArthur Blvd., Suite #300 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

1-888-263-0832

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2018, Cannabis Science, Inc. (the “Company”), entered into s Share Purchase Agreement (the “Bottle It Agreement”) with Bottle It, Inc. (“Bottle It”), whereby it purchased all of Bottle It’s shares, rights assets, contracts, technology, intellectual property, titles and interests in Bottle It (collectively the “Bottle It Assets”). The purchase price for the Bottle It Assets is the issuance of 10 million restricted common shares. The Closing Date of the Bottle It Agreement is set for on or before June 9, 2018.

Also, on March 14, 2018, Cannabis Science, Inc. (the “Company”), entered into a Share Purchase Agreement (the “Novus Agreement”) with Novus Beverage Solutions Corp. (“Novus”), whereby it purchased all of Novus’ shares, rights assets, contracts, technology, intellectual property, titles and interests in Novus (collectively the “Novus Assets”). The purchase price for the Novus Assets is the issuance of 5 million restricted common shares. The Closing Date of the Novus Agreement is set for on or before June 9, 2018.

Established in 2014, Bottle It manufactures various preforms for various bottled waters, energy drinks and vitamin shots, tinctures, drops, various pill bottles, sprays, and various food containers for rice, flour, milk, dry food mixes, spices, mixed nuts, cookies, and the list goes on.  Bottle It is a PET injection-mold and blow-mold manufacturer servicing the food and beverage industry that has reported approximately $1,500,00.00 in revenues each year for 2016 and 2017 consecutively.

Novus was established in December 2016, and perform the services of filling the plastic bottles with waters and various beverage and energy drinks with its bottling and packaging equipment since 2017.

In addition to high-quality stock products, Bottle It excels in the customization of bottles and containers – from concept to production, and its team of highly-skilled professionals create customer-driven product packaging while maximizing quality and container creativity. Bottle It partners with expert tool makers to create custom molds, making its customers’ visions a reality by deciding the height, shape, and embossed features of the bottle. All products and product waste are recyclable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.

Date: April 4, 2018	By:	/s/ Raymond C. Dabney
Raymond C. Dabney, President & C.E.O.

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